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                         BATTLE MOUNTAIN GOLD COMPANY
                COMPUTATIONS OF INCOME (LOSS) PER COMMON SHARE

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                                                                                 THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                                    SEPTEMBER 30             SEPTEMBER 30
MILLIONS, EXCEPT PER SHARE AMOUNTS                                                2000        1999          2000        1999
----------------------------------                                                ----        ----          ----        ----
BASIC INCOME LOSS PER SHARE
    Net loss
      Net loss                                                                  $ (14.3)    $ (18.1)      $ (23.3)    $ (46.1)
      Deduct dividends on preferred shares                                         (1.9)       (1.9)         (5.6)       (5.6)
                                                                                -------     -------       -------     -------
      Net loss applicable to common stock                                       $ (16.2)    $ (20.0)      $ (28.9)    $ (51.7)
                                                                                =======     =======       =======     =======
    Shares
      Weighted average number of common shares outstanding                        229.9       229.9         229.9       229.9
                                                                                =======     =======       =======     =======

    Basic loss per common share                                                 $(0.070)    $(0.087)      $(0.126)    $(0.224)
                                                                                =======     =======       =======     =======

DILUTED LOSS PER SHARE
    Net loss applicable to common stock                                         $ (16.2)    $ (20.0)      $ (28.9)    $ (51.7)
                                                                                =======     =======       =======     =======
    Shares
      Weighted average number of common shares outstanding                        229.9       229.9         229.9       229.9
      Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds
      from exercise of such options                                                 -           -             -           -
                                                                                -------     -------       -------     -------
      Weighted average number of common shares outstanding                        229.9       229.9         229.9       229.9
                                                                                =======     =======       =======     =======

    Diluted loss per share, assuming conversion                                 $(0.070)    $(0.087)      $(0.126)    $(0.224)
                                                                                =======     =======       =======     =======


CALCULATIONS OF CONVERSIONS OF SECURITIES PRODUCING ANTI-DILUTIVE RESULTS
  CONVERSION OF PREFERRED SHARES
    Net loss
      Net loss applicable to common stock                                       $ (16.2)    $ (20.0)      $ (28.9)    $ (51.7)
      Effect on net loss if preferred shares were converted                         1.9         1.9           5.6         5.6
                                                                                -------     -------       -------     -------
        Net loss                                                                $ (14.3)    $ (18.1)      $ (23.3)    $ (46.1)
                                                                                =======     =======       =======     =======
    Shares
      Weighted average number of common shares outstanding                        229.9       229.9         229.9       229.9
      Effect on average shares outstanding if preferred shares were converted      11.0        11.0          11.0        11.0
                                                                                -------     -------       -------     -------
      Weighted average number of common shares outstanding, as adjusted           240.9       240.9         240.9       240.9
                                                                                =======     =======       =======     =======

    Diluted loss per share, assuming conversion                                 $(0.059)    $(0.075)      $(0.097)    $(0.191)
                                                                                =======     =======       =======     =======

  CONVERSION OF DEBENTURES
    Net loss
      Net loss applicable to common stock                                       $ (16.2)    $ (20.0)      $ (28.9)    $ (51.7)
      Effect on net loss if debentures were converted                               1.0         1.0           2.9         2.9
                                                                                -------     -------       -------     -------
        Net loss, as adjusted                                                   $ (15.2)    $ (19.0)      $ (26.0)    $ (48.8)
                                                                                =======     =======       =======     =======
    Shares
      Weighted average number of common shares outstanding                        229.9       229.9         229.9       229.9
      Effect on average shares outstanding if debentures were converted             4.8         4.8           4.8         4.8
                                                                                -------     -------       -------     -------
      Weighted average number of common shares outstanding, as adjusted           234.7       234.7         234.7       234.7
                                                                                =======     =======       =======     =======

    Diluted loss per share, assuming conversion                                 $(0.065)    $(0.081)      $(0.111)    $(0.208)
                                                                                =======     =======       =======     =======

  CONVERSION OF OPTIONS
    Net loss
      Net loss applicable to common stock                                       $ (16.2)    $ (20.0)      $ (28.9)    $ (51.7)
                                                                                =======     =======       =======     =======
    Shares
      Weighted average number of common shares outstanding                        229.9       229.9         229.9       229.9
      Effect on average shares outstanding if options were converted                -           -             -           -
                                                                                -------     -------       -------     -------
      Weighted average number of common shares outstanding, as adjusted           229.9       229.9         229.9       229.9
                                                                                =======     =======       =======     =======

    Diluted loss per share, assuming conversion                                 $(0.070)    $(0.087)      $(0.126)    $(0.224)
                                                                                =======     =======       =======     =======

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